EX-99.906 CERT 3 cert906.htm SECTION 906 CERTIFICATION

SECTION 906 CERTIFICATION

Arthur D. Ally, President/Principle Executive Officer & Treasurer/Principle Financial Officer of the Timothy Plan (the "Registrant"), certifies to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2023 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principle Executive Officer & Treasurer/Principle Financial Officer

Timothy Plan

/s/ Arthur D. Ally
Arthur D. Ally

Date	12/7/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Timothy Plan and will be retained by the Timothy Plan and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.